United States
Securities and Exchange Commission
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2024
Hannon Armstrong Sustainable Infrastructure Capital, Inc.
(Exact Name of Registrant as Specified In Its Charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 200 Annapolis,
Maryland 21401
(Address of principal executive offices)

(410) 571-9860
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Information.

On May 4, 2024, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (“HASI”), a Maryland corporation, through its indirect subsidiary, HASI CarbonCount Holdings 1, LLC (“HASI CarbonCount”), a Delaware limited liability company, and Hoops Midco, LLC (“KKR Hoops”), an investment vehicle established as a Delaware limited liability company and managed by an affiliate of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), entered into agreements to acquire interests in a newly-formed joint venture established to invest in certain eligible climate positive projects across the United States, as further described below.

The joint venture has been formed as a Delaware limited liability company, CarbonCount Holdings 1 LLC (the “JV”). Upon the closing, HASI CarbonCount and KKR Hoops will each commit $1 billion to the JV, to be invested in clean energy assets during an 18-month investment period. In addition, HASI, through its indirect subsidiaries, Hannon Armstrong Securities, LLC (the “Broker-Dealer”) and CarbonCount Holdings Manager LLC (the “Asset Manager”, and, together with the Broker-Dealer, the “Service Providers”), will be engaged by the JV pursuant to a services agreement (the “Services Agreement’) to provide certain services to the JV.

JV Operating Agreement

Upon the closing, each of HASI CarbonCount and KKR Hoops will enter into a Second Amended and Restated LLC Operating Agreement (the “Operating Agreement”) which defines the rights, duties and responsibilities of HASI CarbonCount and KKR Hoops in their roles as members of the JV (“Members”).

The following is a brief description of the terms of the Operating Agreement.

Governance

The JV will be governed by a Board of Directors (the “Board”), which will initially be composed of four directors, two of which will be appointed by HASI CarbonCount and two of which will be appointed by KKR Hoops. Actions of the Board generally require the affirmative vote of at least three out of four directors. The Board will, pursuant to the Services Agreement, delegate to the Service Providers certain rights and powers to manage and control the day-to-day business and affairs of the JV.
Investments

The Broker-Dealer will source investment opportunities for the JV pursuant to the terms of the Services Agreement. Through the Broker-Dealer, HASI will be obligated to present all of the investment opportunities it identifies that fit within certain pre-determined criteria to the Board until either Member’s commitment has been fully invested or upon the date that the 18-month investment period described above expires or is earlier terminated.

Commitment Period

Unless extended (i) by mutual agreement of the Members or (ii) in the event the JV is refinanced with debt (which will trigger an automatic extension until such at least 90% of debt proceeds are deployed), the JV’s commitment period will terminate upon the 18-month anniversary of the effective date of the Operating Agreement. The commitment period is subject to early termination by a Member in certain circumstances, including, without limitation, an uncured material breach by the other Member of the Operating Agreement, an uncured material breach by the Service Providers of the Services Agreement, the bankruptcy of the other Member, and a change of control of the other Member. The commitment period will also automatically terminate upon the failure of the Broker-Dealer to present various investment opportunities that are accepted by the Board, collectively, of at least $300 million by the six-month anniversary of the effective date of the Operating Agreement or of at least $800 million by the twelve-month anniversary of the effective date of the Operating Agreement.

Capital Calls

Capital calls will be issued to the Members pro rata to such Members’ percentage interests in the JV. Such capital calls will either be in respect of certain mandatory capital contributions or non-mandatory capital contributions.

Mandatory capital contributions are called for the acquisition of pre-approved investments, for various company expenses and to fund the upfront fee. Non-mandatory capital contributions are called for certain non-preapproved funding requests in respect of existing investments, company expenses and certain other obligations of the JV.

Distributions

Subject to certain exceptions, investment proceeds will generally be distributed to the members of the JV pro rata to the Members’ interests in the JV. Such distributions will be subject to the limited ability of the JV to retain proceeds to cover company expenses, repay debts and create reserves for working capital needs and additional capital needed for specific events relating to the investments.

Guarantees

The JV may guarantee certain obligations to third parties that typically arise in tax equity funded renewable energy projects. To the extent required by an investment counterparty in such projects, HASI may provide a back-stop guarantee of the JV’s obligations as and when needed.

Seed Assets

The JV has previously acquired two sustainable infrastructure seed assets in which both Members will participate through the JV upon the closing.

Transferability

The Operating Agreement contains certain restrictions on the transfer of membership interests. Except for certain permitted transfers, a Member may not transfer all or any portion of its membership interests until the earlier of the commitment termination date and KKR Hoops’s capital commitment being fully invested or committed for investment (the “Lockup Period”). Subject to the transfer requirements outlined in the Operating Agreement, if at any time following the Lockup Period either Member proposes to transfer all or a portion of its membership interests in the JV to a party that is not a permitted transferee, the non-selling Member shall be entitled to a right of first offer. No Member may transfer any of its membership interests to certain categories of transferees that have been designated as prohibited transferees under the Operating Agreement.

Services Agreement

The JV, the Asset Manager, the Broker-Dealer and HASI will, effective as of the Closing, enter into a Services Agreement pursuant to which the Asset Manager and Broker-Dealer will provide services to the JV in connection with the management and operation of the JV, its subsidiaries, and underlying investments, including the sourcing and presentation of investment opportunities by the Broker-Dealer and the management and administration functions of the Asset Manager.

Services

The Broker-Dealer will provide broker-dealer services to the JV including, without limitation, services related to (i) the sourcing, structuring, evaluation, diligencing and acquisition of investment opportunities, (ii) any assignment, financing, disposition of, liquidation or other dealing in connection with investments and (iii) preparing and presenting materials in connection with investment opportunities to the Board in accordance with the terms of the Operating Agreement.

The Asset Manager will provide management, administration and operation services to the JV including, without limitation: (i) administration services related to investments, (ii) treasury and accounting services, (iii) financial services, (iv) tax-related services, (v) litigation-related management services, (vi) insurance-related services, (vii) information technology services, (viii) general operational and administrative management and oversight services, (ix) corporate administrative services, and (x) Board reporting and related services.

Fees

The JV will pay the Broker-Dealer, for provision of the services provided by it, an upfront fee on each funding of investments generally equal to 1% of the total cash consideration funded by the JV to the applicable investment counterparty. The JV will also pay the Asset Manager, for provision of the services provided by it, ongoing fees in respect of asset management and administering the management and operation of the JV, payable when deducted from the JV’s cash available for distribution. The fee payable to the Asset Manager will be calculated on the basis of certain performance thresholds and will generally not be less than 0.5% of invested capital per annum, subject to certain limited exceptions nor more than 1%.

Expenses

The JV will bear, among other things, (i) third-party, out-of-pocket costs and expenses attributable to tax preparers, auditors and legal counsel and advisers engaged in connection with the provision of services pursuant to the Services Agreement, in each case to the extent consistent with, and specifically contemplated by, the Budget as well as all third-party, out-of-pocket costs and expenses of Service Providers reasonably incurred in connection with enforcing rights and remedies with respect to the

JV’s investment portfolio (ii) the aforementioned Broker-Dealer and Asset Manager fees and (iii) fees, costs and expenses incurred in connection with any audit, examination, proceeding or investigation

Indemnification

The Services Agreement includes customary indemnifications for and by the Service Providers and the JV.

Termination

The Services Agreement includes customary termination provisions.

Assignment and Assumption Agreements

HASI, through its indirect subsidiary Hannon Armstrong Capital, LLC (the “Initial Member”), currently holds 100% of the issued and outstanding equity interests in the JV and has agreed, pursuant to Assignment and Assumption Agreements dated May 4, 2024, to transfer 50% of such interests at Closing to each of KKR Hoops and HASI CarbonCount, subject to a limited set of closing conditions as described below.

Purchase Price and Default Remedy

Pursuant to the Assignment and Assumption Agreement between KKR Hoops and the Initial Member, KKR Hoops will pay an expected purchase price of $54,654,961.63 to the Initial Member, which will be due on the date of the consummation of the transfer.

Timing for Closing

The Closing is expected to occur on or before May 17, 2024. KKR Hoops may terminate its Assignment and Assumption Agreement if the Closing has not occurred prior to May 31, 2024.

The foregoing descriptions of the new joint venture relationship and related agreements and transactions are qualified in their entirety by the terms and conditions of the applicable definitive agreements.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Officer
Date: May 7, 2024